UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 24, 2008
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51757 (Commission File Number)	16-1731691 (IRS Employer Identification No.)

1700 Pacific, Suite 2900 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In February 2007, the Registrant announced the resignation of Robert W. Shower as an independent director of Regency GP LLC, the general partner (“Managing General Partner”) of Regency GP LP, the general partner (“General Partner”) of the Registrant. Following its notice to The Nasdaq Stock Market of Mr. Shower’s resignation, Regency received a Nasdaq Staff Deficiency Letter on February 15, 2007 stating that such resignation had caused the Registrant to fail to satisfy Marketplace Rule 4350 of The Nasdaq Stock Market relating to the composition of the Registrant’s Audit Committee. Compliance with that rule is required for continued listing on The Nasdaq Stock Market, but, in accordance with Marketplace Rule 4350(d)(4), The Nasdaq Stock Market provided a cure period of one year within which to reestablish compliance.
     The election of the directors reported pursuant to Item 5.02(d) below brings the Registrant back into compliance with Marketplace Rule 4350 within the cure period permitted by The Nasdaq Stock Market.
Item 5.02(b). Departure of Director.
     Mr. Dean Fuller, a member of the Board of Directors of the Managing General Partner of the Partnership, resigned as a director effective as of January 24, 2008 following the election of the additional directors as described in Item 5.02(d) below. Mr. Fuller joined the Board on November 14, 2005. The resignation did not involve any disagreement with the Board, the Managing General Partner or the Partnership.
     A copy of the related press release is attached hereto as Exhibit 99.1.
Item 5.02(d). Addition of Directors.
     Effective January 24, 2008, Michael J. Bradley, president and chief executive officer of Matrix Service Company, and John T. Mills, former chief financial officer of Marathon Oil Corporation, were elected as directors of the Managing General Partner.
     Following a determination by the Board that both directors satisfied the criteria for independence under the Marketplace Rules of The Nasdaq Stock Market, both new directors were appointed to the Audit Committee, chaired by J. Otis Winters, and to the Conflicts Committee, of which Mr. Winters is Chairman. Mr. Bradley was also appointed to the Executive Committee and to the Compensation Committee. Mr. Mills was also appointed to the Risk Management Committee.
     Effective with their election, each new director was awarded 5,000 restricted common units under the Registrant’s Long-Term Incentive Plan. These vest at the rate of 25% per year over four years.
Item 8.01 Other Events.
On January 25, 2008, the board of directors of Regency GP LLC, the managing general partner of Regency Energy Partners LP, or the Partnership, declared a cash distribution with respect to all outstanding common units and subordinated units of the Partnership, as well as the General Partner’s equivalent units, in the amount of $0.40 per unit payable on February 14, 2007 to holders of record on February 7, 2007. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 24, 2008

99.2	Press Release, dated January 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

	By:	/s/ William E. Joor III
William E. Joor III
Date: January 24, 2008		Executive Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 24, 2008

99.2	Press Release, dated January 25, 2008.